UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2013
Date of Report (Date of earliest event reported)

DAYSTAR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34052	84-1390053
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

2280 Leckie Road, Suite B
Kelowna, B.C. V1X-6G6 Canada
(Address of Principal Executive Offices) (Postal Code)

(408) 582-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Election of a New Director

On January 28, 2013 Stephane Bertrand became a member of the board of director of DayStar Technologies Inc. (“DayStar” or the “Company”). Mr. Bertrand has not yet been assigned to any of the committees of the Company's board of directors. There are no arrangements or understandings between the Company and any other person pursuant to which Mr. Bertrand was selected as a director, nor are there any transactions between Mr. Bertrand and the Company in which he has a direct or indirect material interest that the Company is required to report except as set forth below.

Mr. Bertrand was a former Executive Director of the World Energy Congress and served as Chief of Staff for Premier of Quebec. Mr. Bertrand coordinated the government's activities for more than 4 years. He was directly involved in formulating all the government's policies, communications, research, and crisis management strategies. Mr. Bertrand previously held the positions Vice-President, Communications, Public and Government Affairs for Gaz Metro Limited Partnership. He served as Director of Research and Communications of the Quebec Liberal Party. He served as Chief of Staff and was Economist, responsible for Press Relations, in the office of the Deputy Minister of Finance and Privatization and the office of the Minister of Cultural Affairs of Quebec. Mr. Bertrand has carried out various mandates within the energy sector, specifically natural gas, wind power, and small hydroelectric power plants. He has been a Director of Canada Lithium Corp. since March 20, 2012. He serves as Executive Director of the International Summit of Cooperatives. Mr. Bertrand served as a Member of the Board of Directors of Gaz Metro. He served as a Director of Salamon Group Inc. from March 13, 2012 to November 7, 2012. He served as Executive Director of the Quebec Liberal Party. He was Vice President, Planning and Development for the Societe financiere des Caisses populaires Desjardins. He was Executive Director of the World Energy Congress - Montreal 2010. From 2010 to 2011, he chaired the Energy Committee of the Plan Nord (Quebec Government's policy). Mr. Bertrand was Chairman of the Standing committee on Public Affairs of the Canadian Gas Association for 5 years. Mr. Bertrand holds a Master's Degree in Economics from Universite de Montreal.

As of the date of this Current Report on Form 8-K, the Company's board of directors had not yet granted any equity awards to Mr. Bertrand in connection with his appointment as a director but may do so in the future as per the Company's Non-employee Director Compensation.

Exhibit No.	Description
99.1	Press Release issued by Daystar Technologies Inc. dated November 19, 2012, regarding the termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: January 28, 2013	By /s/ Peter A. Lacey
Peter A. Lacey
Interim Chief Executive Officer